Kevin Gilbert
7728 Atron Ave.
West Hills, CA, 91304
818-716-9566
kgilbert@socal.rr.com

December 29, 2006

Hank Cohn
CEO
PracticeXpert, Inc.
21515 Vanowen St. # 250
Canoga Park, CA, 91303

Dear Mr. Cohn:

Please accept this letter as notification that I am leaving my position as Senior Vice President of Operations with PracticeXpert, Inc., effective immediately, December 29, 2006. I do not waive my rights to outstanding expense compensation or accrued benefits as of December 29th, 2006.

It has been a pleasure working with you. If I can be of assistance following my departure, please let me know.

Sincerely,

Kevin Gilbert

cc: Charles Smith, CFO